                                                                    Exhibit 10.8

                                   FORM OF
                          SOFTWARE LICENSE AGREEMENT

           This Software License Agreement ("AGREEMENT"), dated as of December __, 2000, is by and between Aetna U.S. Healthcare Inc. a Pennsylvania corporation located at 780 Jolly Road, Blue Bell, PA ("SPINCO"), and Aetna Inc., a Connecticut corporation located at 151 Farmington Ave., Hartford, CT 06156 ("AETNA").

                                   RECITALS

           WHEREAS, Spinco and Aetna have entered into the distribution agreement ("Distribution Agreement") as contemplated by the Agreement and Plan of Restructuring and Merger, dated July 19, 2000, by and among ING GROEP N.V., a corporation organized under the laws of the Netherlands, ING AMERICA INSURANCE HOLDINGS, INC., a Delaware corporation, ANB ACQUISITION CORP., a Connecticut corporation, and Aetna;

           WHEREAS, Spinco is the sole owner of and holds all rights, title and interest in certain software that performs functions for the Aetna Business as well as Spinco's businesses; and

           WHEREAS, subject to the terms and conditions hereinafter set forth, Spinco and Aetna desire to enter into a limited license agreement so that Aetna will be able to continue to run the software in the Aetna Business.

           NOW THEREFORE, in consideration of the transactions contemplated by the Distribution Agreement and the Agreement and Plan of Restructuring and Merger, and in reliance upon the representations, warranties, conditions and covenants contained herein, the parties hereby agree as follows:

1. DEFINITIONS.

   1.1 Capitalized terms used without definition in this Agreement have the respective meanings assigned to them in the Distribution Agreement.

   1.2 "SOFTWARE" means the computer programs set forth on Schedule 1, in source code and object code form, together with related documentation.

2. GRANT OF LICENSE.

   2.1 Subject to the terms and conditions of this Agreement, Spinco hereby grants to Aetna, and Aetna hereby accepts from Spinco, a perpetual, non-exclusive, sub-licensable (only to Aetna Affiliates and only to the extent consistent with all of the termination provisions contained in this Agreement), royalty-free, irrevocable (except for Spinco's right to terminate in the event of Aetna's breach, as described below) license to use, reproduce, display, perform, modify and create derivative works of the Software solely in connection with the Aetna Business.

   2.2 The license granted hereunder does not include any rights in previous versions of the Software nor in any future versions of the Software created by Spinco. Aetna may modify and/or create derivative works of the Software and Aetna shall own such modifications and derivative works, subject to Spinco's rights in the Software.

3. DELIVERY.

   3.1 As soon as reasonably practicable following the date hereof, Spinco shall deliver to Aetna a copy of all source code and related documentation of the Software in Spinco's possession on the Distribution Date. The parties shall share equally the costs of creating such copies.

4. NO OBLIGATIONS TO MAINTAIN OR SUPPORT.

   4.1 Spinco shall have no obligation to provide Aetna with any upgrades, updates, training, maintenance, error corrections or support for the Software.

5. TAXES.

   5.1 Aetna shall be responsible for all property taxes, sales taxes, use taxes, and any other similar taxes or assessments properly levied by any governmental authority upon the Software licensed and delivered hereunder.

6. TERM AND TERMINATION.

   6.1 Spinco may terminate the license granted herein in the event of a material breach by any member of the Aetna Group or any Affiliate of the Aetna Group that has not been cured within thirty (30), or if substantial progress is being made ninety (90), days of written notice by Spinco to Aetna. Nothing in this Section 6 shall be deemed to limit Spinco's right to seek and obtain injunctive relief, or any other right or remedy available at law or in equity, in an appropriate case.

7. CONFIDENTIALITY.

   7.1 Aetna acknowledges that the Software is proprietary and confidential to Spinco.

   7.2 Aetna agrees not to reveal or disclose the Software for any purpose to any other person, or to use the Software for any purpose other than as contemplated herein, without the prior written consent of Spinco. Aetna agrees to maintain adequate security procedures and take reasonable precautions (no less rigorous than Aetna takes with respect to its own comparable confidential information) to prevent misuse, unauthorized or inadvertent disclosure or loss of the Software.

   7.3 The Software may be disclosed pursuant to any statute, regulation, order, subpoena or document discovery request, provided that prior written notice of such disclosure is furnished to Spinco as soon as practicable in order to afford Spinco an opportunity to seek a protective order (it being agreed that if Spinco is unable to obtain or does not seek a protective order and Aetna is legally compelled to disclose such information, disclosure of such information may be made without liability).

   7.4 Aetna shall notify Spinco immediately upon discovery of any prohibited use or disclosure of the Software, or any other breach of this Section 7 by Aetna, and shall fully cooperate with Spinco to help Spinco regain possession of the Software and prevent the further prohibited use or disclosure of the Software.

8. REPRESENTATIONS AND WARRANTIES.

   8.1 Each party represents and warrants to the other party, respectively, as follows:

           8.1.1 It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

           8.1.2 It has all requisite power and authority to execute and deliver, and to perform its obligations under, this Agreement.

           8.1.3 The execution and delivery by it of this Agreement, and the performance by it of its obligations hereunder, have been duly authorized by all necessary corporate action on its part.

           8.1.4 This Agreement has been duly executed and delivered by it and constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be limited (a) against Spinco by bankruptcy, insolvency, reorganization, rehabilitation, liquidation, conservation and other laws affecting the rights of creditors of insurance companies generally, (b) against Aetna by bankruptcy, insolvency and other laws affecting creditors' rights generally, or (c) against Spinco and Aetna by general principles of equity (whether considered in a proceeding at law or in equity).

   8.2 Spinco represents and warrants that, to the best of its knowledge, as of the date of this Agreement, (i) Spinco holds all right, title and interest in and to the Software, and (ii) use of the Software, as delivered by Spinco to Aetna, by Aetna will not infringe upon any patent, copyright, trade secret or other intellectual property right of any third party.

   8.3 EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, SPINCO IS PROVIDING THE SOFTWARE "AS IS" AND DOES NOT REPRESENT OR WARRANT THAT SUCH SOFTWARE WILL OPERATE UNINTERRUPTED OR BE ERROR FREE OR WILL OPERATE IN COMBINATION WITH ANY OTHER SOFTWARE PROGRAMS OR DATA.

   8.4 EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, THERE ARE NO WARRANTIES, CONDITIONS, GUARANTEES OR REPRESENTATIONS, WHETHER EXPRESS OR IMPLIED, MADE BY EITHER PARTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR OTHER WARRANTIES, CONDITIONS, GUARANTEES OR REPRESENTATIONS, WHETHER EXPRESS OR IMPLIED, IN LAW OR IN FACT, ORAL

            OR IN WRITING WITH RESPECT TO THE SOFTWARE. EACH PARTY HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED UPON ANY WARRANTY, CONDITION, GUARANTEE OR REPRESENTATION MADE BY THE OTHER EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT.

9.  INDEMNIFICATION AND REMEDIES.

    9.1 Aetna hereby agrees to indemnify, defend and hold each member of the Spinco Group, their Affiliates and their respective directors, officers and employees (the "SPINCO INDEMNITEES") harmless from and against any and all Damages resulting from the use or operation of the Software by Aetna or any person authorized by Aetna, except for any such Damages arising within the scope of Spinco's indemnification of Aetna under Section 9.2.

    9.2 Spinco hereby agrees to indemnify, defend and hold each member of the Aetna Group, their Affiliates and their respective directors, officers and employees (the "AETNA INDEMNITEES") harmless from and against any and all Damages (i) resulting solely from Spinco's failure to have or maintain valid intellectual property rights in the Software, as delivered by Spinco to Aetna, or (ii) arising out of any third party claim that Aetna's or an Aetna sub-licensee's use of the Software, as delivered by Spinco to Aetna, pursuant to this Agreement infringes such third party's intellectual property rights.

    9.3 The indemnities referred to in the preceding two paragraphs shall be in addition to and shall not supersede the indemnities set forth in Article 4 of the Distribution Agreement, provided that if any of the Aetna Indemnitees or the Spinco Indemnitees determines that it is or may be entitled to indemnification pursuant to this Agreement, the procedures set forth in Sections 4.04 to 4.06 of the Distribution Agreement shall apply and, for this purpose, such person shall be referred to as the "INDEMNIFIED PARTY" and Spinco or Aetna, as the case may be, shall be referred to as the "INDEMNIFYING PARTY."

    9.4 Nothing in this Section 9 shall be deemed to limit a party's entitlement to injunctive relief, or any other right or remedy available at law or in equity, in an appropriate case.

10. MISCELLANEOUS.

    10.1 Survival. Sections 5, 7, 8 and 9 of this Agreement, as well as the provisions of Sections 10.2, 10.4, 10.7 and this Section 10.1, shall survive the termination of this Agreement for any reason.

    10.2 Notices. Any notice or other communication required or permitted hereunder shall be delivered in accordance with the Notice provision of the Distribution Agreement.

    10.3 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party on exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

   10.4 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. Each of the parties hereto agrees that any legal action or proceeding with respect to this Agreement may be brought in the Courts of the State of New York or the United States District Court for the Southern District of New York in the borough of Manhattan and, by execution and delivery of this Agreement, each party hereto irrevocably submits itself in respect of its property, generally and unconditionally to the non-exclusive jurisdiction of the aforesaid courts in any legal action or proceeding arising out of this Agreement. Each of the parties hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in the preceding sentence. Each party hereby consents to process being served in any such action or proceeding by the mailing of a copy thereof in accordance with the Notice provisions of this Agreement and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof. Nothing in this
           Section 10.4 shall affect or eliminate any right to serve process in any other matter permitted by law.

   10.5 Entire Agreement. This Agreement and the other Distribution Documents contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all previous written or oral negotiations, commitments and writings. The section headings of this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret, or construe the intentions of the parties.

   10.6 Further Assurances. At any time and from time to time, each party hereto agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the terms of this Agreement.

   10.7 Counterparts. This Agreement may be executed in counterparts, and such counterparts will constitute one and the same instrument.

   10.8 Severability. If any term or clause of this Agreement is held to be illegal, invalid or unenforceable, the validity or enforceability of the remainder of this Agreement shall not be affected thereby.

   10.9 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives. Neither this Agreement, nor any right or obligation hereunder, may be directly or indirectly assigned or transferred by Aetna, in whole or in part, to any third party, including, without limitation, any bankruptcy trustee, by operation of law or otherwise, whether voluntary or involuntary, without the prior written consent of Spinco; provided, however, that, Aetna may assign this Agreement to one or more of its wholly-owned subsidiaries, in whole or in part, provided, that (a) no such assignment shall relieve Aetna of its obligations hereunder; and
           (b) none of the wholly-owned subsidiaries of Aetna to whom any rights hereunder have been assigned may further assign or transfer (directly or indirectly, by operation of law or otherwise) such rights, without the prior written consent of Spinco.

   10.10 Relationship of the Parties. This Agreement does not create any joint venture, partnership, agency or fiduciary relationship between the parties.



            [The remainder of this page left intentionally blank]

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.




AETNA U.S. HALTHCARE, INC.


By:
   ---------------------------
Name:
Title:


AETNA INC.


By:
   ---------------------------
Name:
Title: